SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Hyperion 1997 Term Trust, Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         HYPERION 1997 TERM TRUST, INC.

                 520 Madison Avenue o New York, New York 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                                                 August 12, 1996

To the Stockholders:

     The Annual Meeting of Stockholders of Hyperion 1997 Term Trust, Inc. (the 'Trust') will be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York 10022, on Tuesday, October 15, 1996, at 9:00 a.m., for the following purposes:

          1. To elect directors (Proposal 1).

          2. To ratify or reject the selection of Price Waterhouse LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1997 (Proposal 2).

          3. To transact any other business that may properly come before the meeting.

     The close of business on July 31, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Patricia A. Sloan
                                          Secretary

                      WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE TRUST WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE TRUST, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Trust involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

     3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

    REGISTRATION                                           VALID SIGNATURE
Corporate Accounts
     (1) ABC Corp......................................... ABC Corp.
     (2) ABC Corp......................................... John Doe, Treasurer
     (3) ABC Corp.
       c/o John Doe, Treasurer............................ John Doe
     (4) ABC Corp. Profit Sharing Plan.................... John Doe, Trustee
Trust Accounts
     (1) ABC Trust........................................ John B. Doe, Trustee
     (2) Jane B. Doe, Trustee
       u/t/d 12/28/78..................................... Jane B. Doe
Custodial or Estate Accounts
     (1) John B. Smith, Cust.
       f/b/o John B. Smith, Jr.
       UGMA............................................... John B. Smith
     (2) John B. Smith.................................... John B. Smith, Jr.,
                                                           Executor

                         HYPERION 1997 TERM TRUST, INC.

                 520 Madison Avenue o New York, New York 10022
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with a solicitation by the Board of Directors of Hyperion 1997 Term Trust, Inc. (the 'Trust') of proxies to be used at the Annual Meeting of Stockholders of the Trust to be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York 10022, at 9:00 a.m. on Tuesday, October 15, 1996 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about August 12, 1996. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Trust at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of the two nominees for director, and FOR the ratification of the selection of Price Waterhouse LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1997. The close of business on July 31, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matters submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date there were 59,823,027 shares outstanding.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Trust's Articles of Incorporation provide that the Trust's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 1997; Class II, 1998; and Class III, 1996. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Trust by delaying the replacement of a majority of the Board of Directors.

     The terms of Rodman L. Drake and Garth Marston, the members of Class III, currently serving on the Board of Directors, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Messrs. Drake and Marston. Each nominee has indicated that he will serve if elected, but if either nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.


     As described above, there are two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the two nominees currently proposed to serve on the Board of Directors.

     The following table provides information concerning each of the seven members and nominees of the Board of Directors of the Trust:

                                                                                                           SHARES OF
                                                                                                         COMMON STOCK
                                                                                                         BENEFICIALLY
                                                                                                        OWNED DIRECTLY
                                                 PRINCIPAL OCCUPATION                                  OR INDIRECTLY, ON
      NAME AND OFFICE                          DURING PAST FIVE YEARS,                     DIRECTOR         MAY 31,
       WITH THE TRUST                        OTHER DIRECTORSHIPS AND AGE                     SINCE         1996(**)
- ---------------------------- ------------------------------------------------------------  ---------   -----------------
CLASS III NOMINEES TO SERVE UNTIL 1999 ANNUAL MEETING OF STOCKHOLDERS OR TERMINATION OF THE TRUST:

Rodman L. Drake ............ President, R.L. Drake & Co. Inc. (1993-Present). Director     July 1992            209
  Director, Member of the      and/or Trustee of several investment companies advised by
  Audit Committee              Hyperion Capital Management, Inc. (1989-Present).
                               Consultant to Rockefeller & Co. Inc. (1990-1996).
                               Co-Chairman of KMR Power Corporation (1993-Present).
                               Formerly Managing Director and Chief Executive Officer of
                               Cresap (1980-1990). Trustee of Excelsior Funds. Member,
                               Investment Advisory Board, Argentina Private Equity Fund
                               Inc. and Garantia L.P. (Brazil). Director, Parsons
                               Brinkerhoff, Inc. and Latin American Growth Fund Inc. Age
                               53.

Garth Marston .............. Managing Director of M.E. Associates, a financial consulting  July 1992              0
  Director, Member of the      group (1986-Present). Director and/or Trustee of several
  Audit Committee              investment companies advised by Hyperion Capital
                               Management, Inc. (1989-Present). Currently a member of the
                               Board of Managers of the Sun Life Assurance Company of
                               Canada (U.S.) Formerly Director and interim Chief
                               Executive Officer of Florida Federal Savings (1986-1988);
                               Chairman of the Board and Chief Executive Officer of The
                               Provident Institution for Savings (1979-1986); Special
                               Assignment regarding partially call protected Mortgage-
                               Backed Securities for Salomon Brothers Inc. (1987). Age
                               70.
CLASS I DIRECTORS TO SERVE UNTIL 1997 ANNUAL MEETING OF STOCKHOLDERS:
Harry E. Petersen, Jr. ..... Director and/or Trustee of several investment companies       July 1992            200
  Director, Member of the      advised by Hyperion Capital Management, Inc. or by its
  Audit Committee              affiliates (1992-Present). Director of Equitable Real

                               Estate Hyperion Mortgage Opportunity Fund, Inc. and
                               Equitable Real Estate Hyperion High Yield Commercial Mort-
                               gage Fund, Inc. (1995-Present). Senior Advisor to Potomac
                               Babson Inc. (1995-Present). Formerly Consultant to
                               Advisers Capital Management, Inc.

                                                                                                           SHARES OF
                                                                                                         COMMON STOCK
                                                                                                         BENEFICIALLY
                                                                                                        OWNED DIRECTLY
                                                 PRINCIPAL OCCUPATION                                  OR INDIRECTLY, ON
      NAME AND OFFICE                          DURING PAST FIVE YEARS,                     DIRECTOR         MAY 31,
       WITH THE TRUST                        OTHER DIRECTORSHIPS AND AGE                     SINCE         1996(**)
- ---------------------------- ------------------------------------------------------------  ---------   -----------------
                               (1992-1995); Director of Lexington Corporate Properties,
                               Inc. (1993-1995); Consultant on public and private pension funds (1991-1993); President of Lepercq Realty Advisors
                               (1988-1990). Member of Advisory Council of Polytechnic
                               University. Age 71.

Leo M. Walsh, Jr. .......... Director and/or Trustee of several investment companies       July 1992          1,000
  Director, Chairman of the    advised by Hyperion Capital Management, Inc. or by its
  Audit Committee              affiliates (1989-Present). Director of Equitable Real
                               Estate Hyperion Mortgage Opportunity Fund, Inc. and
                               Equitable Real Estate Hyperion High Yield Commercial Mort-
                               gage Fund, Inc. (1995-Present). Financial Consultant for
                               Merck-Medco Managed Care Inc. (formerly Medco Containment
                               Services Inc.) (1994-Present). Financial Consultant for
                               Synetic Inc., a manufacturer of porous plastic materials
                               for health care uses (1989-1994). Formerly President, WW
                               Acquisition Corp. (1989-1990); Senior Executive Vice
                               President and Chief Operating Officer of The Equitable
                               Life Assurance Society of the United States ('The
                               Equitable') (1986-1988); Director of The Equitable and
                               Chairman of Equitable Investment Corporation, a holding
                               company for The Equitable's investment oriented
                               subsidiaries (1983-1988); Chairman and Chief Executive
                               Officer of EQUICOR-Equitable HCA Corporation (1987-1988).
                               Age 63.
CLASS II DIRECTORS TO SERVE UNTIL 1998 ANNUAL MEETING OF STOCKHOLDERS OR TERMINATION OF THE TRUST:
Kenneth C. Weiss* .......... President and Chief Executive Officer of Hyperion Capital     July 1992          5,646
  Director, Chairman of the    Management, Inc. (February 1992-Present). Chairman of the
  Board of Directors           Board, Director/ Trustee and/or officer of several
                               investment companies advised by Hyperion Capital
                               Management, Inc. or by its affiliates (February
                               1992-Present). Director and President of Equitable Real

                               Estate Hyperion Mortgage Opportunity Fund, Inc. and
                               Equitable Real Estate Hyperion High Yield Commercial
                               Mortgage Funds, Inc.

                                                                                                           SHARES OF
                                                                                                         COMMON STOCK
                                                                                                         BENEFICIALLY
                                                                                                        OWNED DIRECTLY
                                                 PRINCIPAL OCCUPATION                                  OR INDIRECTLY, ON
      NAME AND OFFICE                          DURING PAST FIVE YEARS,                     DIRECTOR         MAY 31,
       WITH THE TRUST                        OTHER DIRECTORSHIPS AND AGE                     SINCE         1996(**)
- ---------------------------- ------------------------------------------------------------  ---------   -----------------
                               and their Investment Advisors (1995-Present). Formerly
                               Director of First Boston Asset Management (1988-February
                               1992); Director of The First Boston Corporation (until
                               1988). Age 44.

Lewis S. Ranieri* .......... Chairman and Chief Executive Officer of Ranieri & Co., Inc.   July 1992          9,500
  Director                     (since 1988); in addition, President of LSR Hyperion
                               Corp., a general partner of the limited partnership that
                               is the general partner of Hyperion Partners L.P.
                               ('Hyperion Partners') (since 1988). Director and Chairman
                               of the Board of Hyperion Capital Management, Inc. (since
                               1989). Chairman of the Board and/or Director of several
                               investment companies advised by Hyperion Capital
                               Management, Inc. or by its affiliates (since 1989).
                               Chairman of Bank United of Texas FSB (since 1988) and
                               Hyperion Credit Services Corp. (since 1992). Director and
                               President of Hyperion Funding 1993 Corp., the general
                               partner of the limited partnership that is the general
                               partner of Hyperion 1993 Fund L.P.; and also Chairman and
                               President of various other direct and indirect
                               subsidiaries of Hyperion Partners (since 1989). Director
                               of Equitable Real Estate Hyperion Mortgage Opportunity
                               Fund, Inc. and Equitable Real Estate Hyperion High Yield
                               Commercial Mortgage Fund, Inc. (since 1995). Formerly Vice
                               Chairman of Salomon Brothers Inc. (until 1987). Age 49.

Patricia A. Sloan* ......... Managing Director of Ranieri & Co., Inc. (1988-Present).      July 1992            300
  Director, Secretary          Secretary, Director and/or Trustee of several investment
                               companies advised by Hyperion Capital Management, Inc. or
                               by its affiliates (1989-Present). Director of Bank United
                               of Texas FSB (1988-Present). Formerly Director of the
                               Financial Institutions Group of Salomon Brothers Inc.
                               (1972-1988). Age 52.

- ------------------

 * Interested persons as defined in the Investment Company Act of 1940, as amended (the '1940 Act'), because of affiliations with Hyperion Capital Management, Inc., the Trust's Investment Advisor.

** The holdings of no director or nominee represented more than 1% of the outstanding shares of the Trust.

     OFFICERS OF THE TRUST. The officers of the Trust are chosen each year at the first meeting of the Board of Directors of the Trust following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected six officers of the Trust. Except where dates of service are noted, all officers listed below served as such throughout the 1996 fiscal year. The following sets forth information concerning each officer of the Trust who served during all or part of the last fiscal year of the Trust:

NAME AND
PRINCIPAL OCCUPATION                                                  OFFICE          AGE   OFFICER SINCE
- ------------------------------------------------------------  ----------------------  ---   --------------
Kenneth C. Weiss                                              Chairman                44      July 1992
  President and Chief Executive Officer of Hyperion Capital
     Management, Inc.; See information under 'ELECTION OF
     DIRECTORS.'

Louis C. Lucido                                               President               47      July 1992
  Managing Director and Chief Operating Officer of Hyperion
     Capital Management, Inc. (February 1992-Present).
     President and/or Senior Vice President of several
     investment companies advised by Hyperion Capital
     Management, Inc. or by its affiliates (1992-Present).
     Formerly Senior Vice President and Director,
     Progressive Capital Management Inc. (1991-February
     1992); Senior Vice President and Manager, Donaldson
     Lufkin & Jenrette (1988-1991); Vice President, Smith
     Barney, Harris Upham & Co. Inc. (1987-1988); Vice
     President, Merrill Lynch, Pierce, Fenner & Smith
     (1981-1987).

Clifford E. Lai                                               Senior Vice President   43      April 1993
  Managing Director and Chief Investment Officer, Hyperion
     Capital Management, Inc. (March 1993-Present).
     President and/or Senior Vice President of several
     investment companies advised by Hyperion Capital
     Management, Inc. or by its affiliates (1993-Present).
     Formerly Managing Director and Chief Investment
     Strategist for Fixed Income, First Boston Asset
     Management (1989-1993); Vice President, Morgan Stanley
     & Co. (1987-1989).


L. David Ricci                                                Vice President          32    September 1994
  Director of Hyperion Capital Management, Inc.
     (1992-Present). Formerly Senior Securities Analyst of
     Teachers Insurance and Annuity Association (1988-1991).

Patricia A. Sloan                                             Secretary               52      July 1992
  Managing Director of Ranieri & Co., Inc. (1988-Present);
     See information under 'ELECTION OF DIRECTORS.'

NAME AND
PRINCIPAL OCCUPATION                                                  OFFICE          AGE   OFFICER SINCE
- ------------------------------------------------------------  ----------------------  ---   --------------
Paul Zavattoni                                                Treasurer               33      March 1995
  Vice President of Hyperion Capital Management, Inc.                                       (resigned July
     (1992-July 1995); Treasurer (March 1995-July 1995).                                        1995)
     Formerly Assistant Vice President of
     PaineWebber/Mitchell Hutchins Asset Management
     (1988-1992). Fund Supervisor with Smith Barney Harris
     Upham & Co. (1985-1988).

Joseph W. Sullivan                                            Treasurer               39    September 1995
  Vice President of Hyperion Capital Management, Inc.
     (August 1995-Present). Treasurer of several investment
     companies advised by Hyperion Capital Management, Inc.
     or by its affiliates (September 1995-Present.) Formerly
     Vice President in Merrill Lynch & Co.'s Investment
     Banking Division; Treasurer and Chief Financial Officer
     of several Merrill Lynch subsidiaries, responsible for
     all financial reporting, accounting, ministerial and
     administrative services (1990-1995); Assistant Vice
     President of Standard & Poor's Debt Rating Group
     (1988-1990); Assistant Vice President and Operations
     Controller of Shearson Lehman Hutton, Inc., engaged in
     the identification, analysis and financial
     administration of public and private real estate
     investment programs (1983-1987). A licensed Certified
     Public Accountant since 1981.

     At May 31, 1996, directors and officers of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Trust. No person, to the knowledge of management, owned beneficially more than 5% of the Trust's outstanding shares at that date. The business address of the Trust and its officers and directors is 520 Madison Avenue, New York, New York 10022.

     INTERESTED PERSONS. Mr. Ranieri serves as a Director and Chairman of the Board of the Advisor and Mr. Weiss serves as a Director, President and Chief

Executive Officer of the Advisor. Ms. Sloan is a special limited partner of Hyperion Ventures, the sole general partner of Hyperion Partners L.P., of which the Advisor is a wholly-owned subsidiary. As a result of their service with the Advisor and certain affiliations with the Advisor as described below, the Trust considers Messrs. Ranieri and Weiss and Ms. Sloan to be 'interested persons' of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

     COMMITTEES AND BOARD OF DIRECTORS' MEETINGS. The Trust has a standing Audit Committee presently consisting of Messrs. Walsh, Drake, Petersen and Marston, all of whom are members of the Board of Directors and are currently non-interested persons of the Trust. The principal functions of the Trust's Audit Committee are to recommend to the Board the appointment of the Trust's accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. During the last fiscal year of the Trust, the full Board of Directors met four times, and the Audit Committee met one time. All of the directors attended the Audit Committee meeting and all of the directors attended at least 75% of the aggregate of the Board meetings and the Audit Committee meeting. The Trust has no nominating, compensation or similar committees.

     COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS. No remuneration was paid by the Trust to persons who were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Trust. Each director of the Trust, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $7,500 per year plus $1,000 for each Board of Directors' meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a directors' meeting.

                         DIRECTORS' COMPENSATION TABLE
                   FOR THE TWELVE MONTH PERIOD ENDED 5/31/96

                                                 TOTAL DIRECTORS'
                                  DIRECTORS'       COMPENSATION
                                 COMPENSATION     FROM THE TRUST
                                   FROM THE        AND THE FUND
                                    TRUST            COMPLEX
                                 ------------    ----------------
Rodman Drake..................     $ 11,500          $ 60,375
Garth Marston.................       11,500            60,375
Harry E. Petersen, Jr. .......       12,500            65,375
Leo M. Walsh, Jr. ............       12,500            65,375
                                 ------------    ----------------
                                   $ 48,000          $251,500
                                 ------------    ----------------

                                 ------------    ----------------

REQUIRED VOTE

     Election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                    PROPOSAL 2: RATIFICATION OR REJECTION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Trust will consider, and it is expected that they will recommend the selection of Price Waterhouse LLP as independent accountants of the Trust for the fiscal year ending May 31, 1997 at a meeting to be held on September 17, 1996. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Trust has been advised by Price Waterhouse LLP that at May 31, 1996 neither that firm nor any of its partners had any direct or material indirect financial interest in the Trust. A representative of Price Waterhouse LLP will be at the meeting to answer questions concerning the Trust's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

REQUIRED VOTE

     Ratification of the selection of Price Waterhouse LLP as independent accountants of the Trust requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                             ADDITIONAL INFORMATION

INVESTMENT ADVISOR

     The Trust has engaged Hyperion Capital Management, Inc., the Advisor, to provide professional investment management for the Trust pursuant to an Advisory Agreement dated September 29, 1993. The Advisor is a Delaware corporation which was organized in February 1989. The Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is 520 Madison Avenue, New York, New York 10022. The Trust has also engaged Hyperion Capital Management, Inc. as the Trust's administrator. The administrator's address is the same as that of the Advisor.

     The Advisor is a wholly-owned subsidiary of Hyperion Partners L.P., a Delaware limited partnership ('Hyperion Partners'). Hyperion Partners acquired all of the shares of the Advisor held by Hyperion Holdings, Inc. in exchange for a $20,000,000 note on January 15, 1993. The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ('Hyperion Ventures'). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis

S. Ranieri, a former Vice Chairman of Salomon Brothers Inc. ('Salomon Brothers'), is the Chairman of the Board of the Advisor and a Director of the Trust. Messrs. Salvatore Ranieri and Shay are directors of the Advisor, but have no other positions with either the Advisor or the Trust. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Since January 1, 1990, Patricia
A. Sloan, Secretary of the Trust, has been a special limited partner of Hyperion Ventures and since July 1993 she has been a limited partner of Hyperion Partners. Mr. Weiss, Chairman of the Board, Mr. Lucido, President of the Trust, and Mr. Lai, Senior Vice President of the Trust, are employees of the Advisor, and each may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Mr. Ricci, Vice President of the Trust, and Mr. Sullivan, Treasurer of the Trust, are also employees of the Advisor. The business address of Hyperion

Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

     The Advisor provides advisory services to several other registered investment companies and one offshore fund, all of which invest in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in Mortgage-Backed Securities, Derivative Mortgage-Backed Securities and Asset-Backed Securities, and in using hedging techniques. Lewis S. Ranieri, Chairman of the Advisor and a Director of the Trust, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Kenneth
C. Weiss, President and Chief Executive Officer of the Advisor and Chairman of the Board of the Trust, was a Director of First Boston Asset Management Corporation and was a Director of The First Boston Corporation. Louis C. Lucido, Managing Director and Chief Operating Officer of the Advisor and President of the Trust, was Senior Vice President and Director of Progressive Capital Management. Clifford E. Lai, Chief Investment Manager of the Advisor and Senior Vice President of the Trust, was Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.

     On June 14, 1996, the Trust announced that in light of the current market environment, and the Trust's scheduled termination date of November 30, 1997, the Trust's Investment Advisor had determined that the amount of portfolio risk required during the remaining term of the Trust to attain the $10.00 per share terminal date objective would, in its view, be inappropriate for the Trust and its shareholders. Accordingly, it is unlikely that the Trust will achieve its objective to return $10.00 per share by the scheduled termination date. The Investment Advisor intends to continue to reduce the portfolio's duration as its scheduled termination date of November 30, 1997 approaches.

     On July 16, 1996, the Trust announced the following actions aimed at increasing shareholder value. Specifically, the Board of Directors authorized the Trust to purchase and retire up to 25% of its outstanding shares, or approximately 15.1 million of the Trust's shares in the open market. In accordance with the Board's resolution and applicable regulatory requirements, shares will be repurchased at levels below the current net asset value ('NAV'), inclusive of transaction costs. By doing so, the Trust will attempt to capture the price difference between the market price and the Trust's current NAV. This program is designed to attempt to reduce the discount on the Trust's shares between its stock market price and NAV. Given the Trust's short remaining time to its scheduled termination date of November 30, 1997, the Advisor will increase the Trust's investments in fixed-maturity securities that will mature on or about the Trust's termination date. This should limit the Trust's exposure to NAV volatility during its remaining life caused by interest rate movements, while allowing the Trust to accrete in value to its expected termination. In light of the reduced profile of the Trust's investment activities, the Advisor has agreed to reduce its investment advisory fee from 50 basis points (.50%) per annum to 20 basis points (.20%) per annum, an effective 30 basis points reduction per annum. As the Trust prepares to enter into its final year of existence, and as set forth in its prospectus, the Trust will experience a decline in its distributable income and, accordingly, effective in August 1996 the Trust's monthly dividend will be reduced from an annualized rate of 4.75% to 4% (based on initial public offering price of $10 per share), or from $.03958 per share to $.03333 per share each month.

INVESTMENT ADVISORY AGREEMENT

     On September 19, 1995, the Board of Directors of the Trust, including those persons identified as interested persons and a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party (the 'Disinterested Directors'), approved extension of the revised Advisory Agreement through September 30, 1996. At the time of the Board's approval of the latest extension of the Advisory Agreement, Messrs. Lewis Ranieri, Weiss and Ms. Sloan were interested persons of the Trust. The Advisory Agreement was last submitted to a vote of the Stockholders of the Trust at the Annual Meeting of the Stockholders of the Trust held on September 29, 1993. At that meeting, the Stockholders approved the continuance of the revised Advisory Agreement. The Advisory Agreement provides that it will continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Trust (as provided in the 1940 Act) and (2) by the vote of a majority of the Disinterested Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Board of Directors will consider continuance of the Advisory Agreement until September 30, 1997 at a meeting scheduled for September 17, 1996.

     Pursuant to the Advisory Agreement, the Trust has retained the Advisor to manage the investment of the Trust's assets and to provide such investment research, advice and supervision, in conformity with the Trust's investment objectives and policies, as may be necessary for the operations of the Trust.

     The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Trust shall pay to the Advisor a monthly fee for its services which is equal to .50% per annum of the Trust's average weekly net assets, which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Trust, minus the sum of accrued liabilities (including accrued expenses) of the Trust and any declared but unpaid dividends on the Common Shares and any Preferred Shares (if such shares are issued in the future) and any accumulated dividends on any Preferred Shares (but without deducting the aggregate liquidation value of any Preferred Shares). Investment advisory fees earned by the Advisor from the Trust during the last fiscal year of the Trust amounted to $2,398,452. As noted above, on July 16, 1996, the Advisor agreed to reduce its investment advisory fee from 50 basis points (.50%) per annum to 20 basis points (.20%) per annum, an effective 30 basis points reduction per annum.

ADMINISTRATION AGREEMENT

     The Trust has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the 'Administrator'). The Administrator performs administrative services necessary for the operation of the Trust, including maintaining certain books and records of the Trust, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Trust with administrative office facilities. For these services, the Trust pays a monthly fee at an annual rate of 0.17% of the first $100 million of the Trust's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million. For the twelve month period ended May 31, 1996, the Administrator earned $663,368 in Administration fees. The Trust entered into a Sub-Administration

Agreement with Prudential Mutual Fund Management, Inc. (PMF')(the 'Sub-Administrator'), an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America, to whom the Administrator paid out of its own assets the fee to be paid to the Sub-Administrator computed at the rate of 0.12% per annum of the first $100 million of the Trust's average weekly net assets, 0.10% of the next $150 million and 0.08% of any amounts above $250 million. The Administrator paid $232,228 to PMF during the year ended May 31, 1996. On September 22, 1995, the Trust notified PMF that it was terminating its Sub-Administration Agreement with PMF effective May 31, 1996. The Administrator then assumed all responsibilities previously performed by PMF.

INVESTMENT COMPANIES MANAGED BY HYPERION CAPITAL MANAGEMENT, INC.

     In addition to acting as advisor to the Trust, Hyperion Capital Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.


                                                                                       APPROXIMATE NET
                                                                                          ASSETS AT
                                                                                           MAY 31,
NAME OF FUND                                      INVESTMENT ADVISORY FEE                   1996
- -------------------------------------  ----------------------------------------------  ---------------
                                                                                        (IN MILLIONS)
The Hyperion Total Return Fund, Inc.*  0.65% of the Fund's average weekly net assets       $ 246.8
Hyperion 1999 Term Trust, Inc.         0.50% of the Trust's average weekly net assets      $ 442.2
Hyperion 2002 Term Trust, Inc.         0.50% of the Trust's average weekly net assets      $ 286.0
Hyperion 2005 Investment Grade
  Opportunity Term Trust, Inc.         0.65% of the Trust's average weekly net assets      $ 179.1

- ------------------
* The Advisor and The Hyperion Total Return Fund, Inc. (the 'Fund') have entered into a sub-advisory agreement with Pacholder Associates, Inc., an Ohio corporation organized in 1983, to serve as an investment advisor with respect to a portion of this Fund's assets.

BROKERAGE COMMISSIONS

     Because it buys its portfolio securities in dealer markets, the Trust did not pay any brokerage commissions on its securities purchases during its last fiscal year. The Trust paid an aggregate of $817,537 in futures, swaps and options commissions during the last fiscal year, all of which were paid to entities that are not affiliated with the Trust or the Advisor.

     The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Trust. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Trust, the Advisor will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

     In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor is authorized to consider 'brokerage and research services' (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). The Advisor is also authorized to cause the Trust to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor exercises investment discretion. Research services furnished by brokers through whom the Trust effects securities transactions may be used by the Advisor in servicing all of the accounts for which investment discretion is exercised by the Advisor, and not all such services may be used by the Advisor in connection with the Trust.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's officers and directors, and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by the Trust and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Trust believes that, during the fiscal year ending May 31, 1996, all filing requirements applicable to the Trust's officers, directors, and greater than ten-percent beneficial owners were complied with, except for a late filing of Form 4 by Mr. Clifford Lai.

LITIGATION

     During the months of October and November 1993, purported class action lawsuits were instituted against the Trust and its directors, officers and underwriters by certain shareholders of the Trust in the United States District Court, Southern District of New York. The plaintiffs in those actions generally alleged that the defendants made inadequate and misleading disclosure in the registration statement and prospectus for the Trust, in particular, as such disclosure relates to the nature and risks of 'interest-only mortgage strip securities' and the Trust's investments in those instruments. A Pre-Trial Order of Consolidation dated December 27, 1993 consolidated these actions under the consolidated caption In re: Hyperion Securities Litigation Master File No. 93-CIV-7179 (MBM). Pursuant to the terms of the Order of Consolidation, one consolidated amended complaint was served upon the Trust and the other defendants which superseded all other complaints previously filed. The Advisor was added as a defendant in that complaint. On April 8, 1994, the defendants moved to dismiss the consolidated complaint. Pursuant to an order dated October 3, 1994, the Court stayed all discovery in the Action except for certain limited document discovery. In November 1994, while the motion to dismiss was still pending, plaintiffs filed a second consolidated amended complaint. The allegations in the second consolidated amended complaint relate to the accuracy of the defendants' representations to investors about the Trust's investment objectives, and level and adequacy of the disclosure in the Prospectus for the Trust used in connection with its initial public offering. Defendants moved to dismiss the second consolidated amended complaint in December 1994. Judge

Michael B. Mukasey issued an opinion and order dated July 12, 1995 dismissing the second consolidated amended complaint without leave to replead (granted 93 CIV 7179; July 18, 1995). The plaintiffs filed a motion to reargue on July 27, 1995 and Judge Mukasey denied the motion to reargue on September 6, 1995. Plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals on

August 17, 1995. The appeal has been fully briefed and oral argument of the appeal took place on March 27, 1996.

     The Trust, its directors, certain of its officers and underwriters and the Advisor have been named as defendants in Moelis v. Hyperion 1997, et al., a purported class action originally filed on May 6, 1994 and amended shortly thereafter. The claims in the Moelis complaint allege, interalia, that the prospectus and several post-issuance reports and public statements were misleading by not disclosing (i) all of the risks involved in the Trust's investments in certain mortgage-backed securities including 'interest-only strips', and (ii) that the Trust had invested in U.S. Treasury Note commodity futures contracts in violation of the Trust's investment objectives. Plaintiff agreed that the defendants need not respond to any of the claims in the Moelis complaint pending the Court's disposition of the motion to dismiss In re: Hyperion Securities Litigation. Subsequent to the court's dismissal of the second consolidated amended complaint In re: Hyperion Securities Litigation, plaintiff sought leave to file a second amended complaint. Leave to do so was granted orally by the Court on October 23, 1995, but the second amended complaint has not yet been served.

     Pursuant to the Underwriting Agreement between the Trust and its underwriters, the Trust and the Advisor have jointly and severally agreed to indemnify the underwriters for their liabilities, losses and costs directly related to certain contents of the prospectus and registration statement of the Trust. The underwriters have provided notification to the Trust and the Advisor that they intend to exercise their rights of indemnification in the event that they are subject to liabilities, costs or losses that are covered by the indemnity. In addition, pursuant to the Advisory Agreement between the Trust and the Advisor, the Advisor is indemnified for all of its liabilities, losses and costs in connection with any matter involving the Trust, except for actions relating to the gross negligence, willful malfeasance or fraud of the Advisor. In addition, the Trust's Articles of Incorporation provide for the indemnification of its Directors. The Trust's Directors and Advisor have also notified the Trust of their intention to seek indemnification. The Trust has incurred litigation expenses for the twelve month period ending May 31, 1996 to the indemnified parties noted above, based upon amounts which are deemed reimbursable in accordance with the indemnification provisions. Pursuant to these indemnification provisions, the Trust reimbursed $474,591 of litigation expenses to the Advisor during the twelve month period ending May 31, 1996. This amount was previously advanced by the Advisor on behalf of the Trust, its directors, certain of its officers and underwriters. The Trust has included these amounts in legal fees. The ultimate outcome of this litigation is not presently determinable.

     The Trust, certain of its directors, and the Advisor have been named as defendants in Karpus v. Hyperion Capital Management, Inc., et al., a purported class action brought on behalf of Trust's shareholders that was filed in the United States District Court for the Southern District of New York on June 21, 1996 (File No. 96-CIV-4671). The Karpus complaint alleges that the Trust failed to adhere to a fundamental policy set forth in the registration statement by failing to continue to gradually reduce the duration of the Trust portfolio beginning in mid-1995. The complaint claims that this failure was reckless behavior on the part of the defendants. The complaint claims that these actions constitute a violation of the Investment Company Act of 1940, as amended, and are also breaches of fiduciary duty and trust. The complaint seeks unspecified monetary damages, an accounting and other relief. The defendants believe that the claims are without merit, and intend to defend the claims vigorously. Whether or not the plaintiff prevails, however, the Trust may be obligated to indemnify and advance litigation expenses to one or more of the defendants under the terms and conditions of various indemnity provisions of the Trust's Advisory Agreement and its Articles of Incorporation, and the amounts of such indemnification and expenses could be material. The ultimate outcome of this litigation is not presently determinable.

                                 OTHER BUSINESS

     The Board of Directors of the Trust does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                   PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

     All proposals by stockholders of the Trust that are intended to be presented at the Trust's next Annual Meeting of Stockholders to be held in 1997 must be received by the Trust for inclusion in the Trust's proxy statement and proxy relating to that meeting no later than April 30, 1997.

                         EXPENSES OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Trust, Hyperion Capital Management, Inc., or Corporate Investor Communications, Inc., paid solicitors for the Trust, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be nominal. The Trust's agreement with Corporate Investor Communications, Inc. provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Trust for out-of-pocket expenses incurred in this connection.

August 12, 1996

                         HYPERION 1997 TERM TRUST, INC.
                   PROXY SOLICITED ON BEHALF OF THE DIRECTORS

    The undersigned hereby appoints Lewis S. Ranieri, Kenneth C. Weiss, Louis C. Lucido, Joseph W. Sullivan, and Patricia A. Sloan, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Hyperion 1997 Term Trust, Inc. (the 'Trust') which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Trust to be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, NY 10022, on Tuesday, October 15, 1996 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power of authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                                 NOTE: PLEASE SIGN EXACTLY AS
                                                 YOUR NAME APPEARS ON THE PROXY.
                                                 IF JOINT OWNERS, EITHER MAY
                                                 SIGN THIS PROXY. WHEN SIGNING
                                                 AS ATTORNEY, EXECUTOR,
                                                 ADMINISTRATOR, TRUSTEE,
                                                 GUARDIAN OR CORPORATE OFFICER,
                                                 PLEASE GIVE FULL TITLE.

                                                 Date ___________________ , 1996

                                                 _______________________________
                                                   Signature(s), (Title(s), if
                                                           applicable)

        PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

   I PLAN / / DO NOT PLAN / / TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON
                                OCTOBER 15, 1996

    Please indicate your vote by an 'X' in the appropriate box below. This Proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this Proxy will be voted FOR election of the nominees as Directors in Proposal 1 and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.

1. ELECTION OF DIRECTORS:  / / FOR all nominees listed  / / WITHHOLD authority
                           (except as marked to the     to vote for all
                               contrary below)              nominees
                              Class III:
                                Rodman L. Drake

                                Garth Marston

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE
               THE NAME(S) OF THE NOMINEE(S) ON THE LINE BELOW.)

- --------------------------------------------------------------------------------

2. Ratification or rejection of the selection of           FOR  AGAINST  ABSTAIN
   independent accountants (a vote 'FOR' is a vote for     / /    / /      / /
   ratification)

 PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.